Exhibit 4.1

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) IS SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG PEAK RESORTS, INC. (THE “COMPANY”), CERTAIN STOCKHOLDERS OF THE COMPANY, AND THE ORIGINAL HOLDER HEREOF (AS AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS’ AGREEMENT”).  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT.  A COPY OF THE STOCKHOLDERS’ AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

Warrant Certificate No.: 4

Original Issue Date: November 21, 2018

FOR VALUE RECEIVED, Peak Resorts, Inc., a Missouri corporation (the “Company”), hereby certifies that CAP 1 LLC, a Delaware limited liability company, or its registered assigns (the “Holder”) is entitled to purchase from the Company 1,538,462 duly authorized, validly issued, fully paid and nonassessable Warrant Shares (as defined below and subject to adjustment as provided herein) at a purchase price per share of $6.50 (subject to adjustment as provided herein, the “Exercise Price”) at any time and from time to time during the Exercise Period (as defined below), all subject to the terms, conditions and adjustments set forth below in this Warrant.  Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant has been issued pursuant to the terms of the Securities Purchase Agreement, dated as of August 22, 2016 (the “Purchase Agreement”), between the Company and the Holder, and the Credit Agreement, dated as of November 21, 2018 (the “Credit Agreement”), by and among Snow Time Acquisition, Inc., Snow Time, Inc. and the  Holder.  Holder acknowledges and agrees that this Warrant and the Warrant Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and the Company is relying on the truth and accuracy of the Holder’s representations, warranties and agreements contained herein and in the Purchase Agreement, each of which is affirmed by the Holder as of the date hereof, in order to determine the application of such exemptions.

Definitions

.  As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in Missouri or New York are authorized or obligated by law or executive order to close.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options, this Warrant, the Investor Warrants and any Series A Preferred Shares held by the Holder.

“Credit Agreement” has the meaning set forth in the preamble.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., EST time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Holder” has the meaning set forth in the preamble.

“Investor Warrants” means this Warrant, and any and all warrants to purchase shares of Common Stock that are held by the Holder as of the date hereof and at any time hereafter.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities other than this Warrant, the Investor Warrants and the Purchase Agreement.

“Original Issue Date” means the date on which the Warrant was issued by the Company pursuant to the Purchase Agreement and the Credit Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Purchase Agreement” has the meaning set forth in the preamble.

“Series A Preferred Shares” means the Series A Convertible Preferred Stock of the Company, par value $0.01 per share.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

Term of Warrant

.  Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to 5:00 p.m., EST time, on the twelfth (12th) anniversary of the date hereof or, if such day is not a Business Day, on the next succeeding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).  Upon the expiration of the Exercise Period, any portion of this Warrant not exercised shall be void and of no value.

Exercise of Warrant

.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an affidavit of loss and indemnification undertaking with respect to this Warrant in accordance with Section 9 in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii) payment to the Company of the Aggregate Exercise Price by wire transfer of immediately available funds to an account designated in writing by the Company in the amount of such Aggregate Exercise Price.

(b) Delivery of Stock Certificates.  Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(c) hereof.  The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 7 below, such other Person's name as shall be designated in the Exercise Agreement.  This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(c) Fractional Shares.  The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant.  As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of  such fraction multiplied by  the closing price of one share of Common Stock as reported on the principal trading market for the Common Stock on the Exercise Date.

(d) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the 3 certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(b) hereof, deliver to the Holder a new Warrant evidencing the remaining rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant.  Such new Warrant shall in all other respects be identical to this Warrant.

(e) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:
(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be reasonably necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes (subject to and without limiting clause (iv) below), liens and charges.

(iii) Subject to the representations and warranties of the Holder and the covenants of the Holder in the Purchase Agreement, as affirmed as of the date hereof, and in this Warrant being fulfilled, the Company shall take all such actions as may be reasonably necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv) The Company shall pay all expenses in connection with, and all issue or transfer taxes, withholding taxes, transfer agent fees, or other incidental taxes or expenses that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(f) Conditional Exercise.  Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

Reservation of Shares

.  During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price.  The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

Adjustment to Exercise Price and Number of Warrant Shares

.  In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 5 (in each case, after taking into consideration any prior adjustments pursuant to this Section 5).

(g) Adjustment Upon Dividend, Subdivision or Combination of Common Stock.  If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced (but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same) and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased.  If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased (but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same) and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased.  All such adjustments under this subsection (a) shall be calculated as follows:   the Exercise Price will be adjusted by multiplying the Exercise Price then in effect by a fraction, the numerator of which equals the number of shares of Common Stock outstanding immediately prior to such event (excluding treasury shares, if any), and the denominator of which equals the number of shares of Common Stock outstanding immediately after such event (excluding treasury shares, if any), and  the number of Warrant Shares issuable hereunder shall be concurrently adjusted by multiplying such number by the reciprocal of such fraction. Any adjustment under this Section 5(a) shall become effective  if a record date shall have been fixed for determining the stockholders or security holders, as applicable, of the Company entitled to receive such dividend, distribution or issuance by reclassification, as the case may be, immediately after such record date, or  otherwise, at the close of business on the date the dividend, subdivision or combination becomes effective.

(h) Adjustment Upon Reorganization, Reclassification, Consolidation or Merger.  In the event of any  capital reorganization of the Company,  reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split up or combination of shares),  consolidation or merger of the Company with or into another Person,  sale of all or substantially all of the Company’s assets to another Person, or  other similar transaction, including a tender offer (other than any such transaction covered by Section 5(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction (including a tender offer), remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction (including a tender offer) if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction (including a tender offer) and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant) and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant.

The provisions of this Section 5(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions (including a tender offer).  The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction (including a tender offer) unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction (including a tender offer), or Person making such tender offer, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.

Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 5(b), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 5(b) with respect to this Warrant.

(i) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than two (2) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than two (2) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(j) Notices. In the event:

(i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least two (2) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.  No such notice shall be given if the Company reasonably determines that the giving of such notice would require disclosure of material information which the Company has a bona fide purpose for preserving as confidential or the disclosure of which would not be in the best interests of the Company.

Stockholders’ Agreement

.  This Warrant and all Warrant Shares issuable upon exercise of this Warrant are and shall become subject to, and have the benefit of, the Stockholders’ Agreement, and the Holder shall be required, for so long as the Holder holds this Warrant or any Warrant Shares, to become and remain a party to the Stockholders’ Agreement.

Transfer of Warrant

.  Subject to the transfer conditions referred to in the legend endorsed hereon and the terms and conditions of the Stockholders’ Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(e)(iv) in connection with the making of such transfer.  Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

Holder not Deemed a Stockholder

.  Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled, by virtue of this Warrant, to vote or  receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

Replacement on Loss; Division and Combination

.

(k) Replacement of Warrant on Loss.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement and affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(l) Division and Combination of Warrant.  Subject to compliance with the applicable provisions of this Warrant and the Stockholders’ Agreement as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys.  Subject to compliance with the applicable provisions of this Warrant and the Stockholders’ Agreement as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice.  Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

No Impairment

.  The Company shall not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

Compliance with the Securities Act

.

(m) Agreement to Comply with the Securities Act; Legend.  The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”).  This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.

Until the Stockholders’ Agreement is terminated or otherwise ceases to be applicable to this Warrant and the Warrant Shares in accordance with the terms of the Stockholders’ Agreement, this Warrant and all Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) IS SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT,

DATED AS OF THE DATE HEREOF, BY AND AMONG PEAK RESORTS, INC. (THE “COMPANY”), CERTAIN STOCKHOLDERS OF THE COMPANY, AND THE ORIGINAL HOLDER HEREOF (AS AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS’ AGREEMENT”).  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT.  A COPY OF THE STOCKHOLDERS’ AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.”

(n) Representations of the Holder.  In addition to the representations and warranties set forth in the Purchase Agreement, in connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares.  The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

Warrant Register

.  The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof.  The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

Notices

.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given:   when delivered by hand (with written confirmation of receipt);  when received by the addressee if sent by a nationally recognized overnight courier (receipt requested);  on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or  on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:	Peak Resorts, Inc.
Address:	17409 Hidden Valley Drive, Wildwood, MO 63025
E-mail:	timboyd@skihv.com
Attention:	Chief Executive Officer

with a copy to:	Armstrong Teasdale
Address:	7700 Forsyth Blvd., Suite 1800, St. Louis, MO 63105
Facsimile:	314-552-4843
E-mail:	jpolk@armstrongteasdale.com
Attention:	Jill Polk

If to the Holder:	CAP 1 LLC
Address:	655 Madison Avenue, New York, NY 10065
Facsimile:	212-317-4169
E-mail:	rh@srllc.com
Attention:	Rory Held

with a copy to:	Norton Rose Fulbright US LLP
Address:	1301 Avenue of the Americas, New York, NY 10019 - 6022
Facsimile:	212-541-5369
E-mail:	frank.vellucci@nortonrosefulbright.com
Attention:	Frank S. Vellucci

Cumulative Remedies

.  Except to the extent expressly provided in this Warrant to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

Equitable Relief

.  Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

Entire Agreement

.  This Warrant, together with the Stockholders’ Agreement, the Purchase Agreement (and the other Transaction Documents referenced therein, as each may be amended), and the Credit Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.  In the event of any inconsistency between the statements in the body of this Warrant, the Stockholders’ Agreement, the Purchase Agreement, and the Credit Agreement, the statements in the body of this Warrant shall control.

Successor and Assigns

.  This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and assigns of the Holder.  Such successors and/or assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

No Third-Party Beneficiaries

.  This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

Headings

.  The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

Amendment and Modification; Waiver

.  Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.  No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Severability

.  If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

Governing Law

.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

Submission to Jurisdiction

.  Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of process, summons, notice or other document by certified or registered mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Waiver of Jury Trial

.  Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

Counterparts

.  This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

No Strict Construction

.  This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

PEAK RESORTS, INC.

By: /s/ Christopher J. Bub
Name: Christopher J. Bub
Title: Vice President and Chief Financial Officer

Accepted and agreed,

CAP 1 LLC

By: /s/ David Sackler
Name: David Sackler
Title: President

Exhibit 4.1

EXHIBIT A

EXERCISE AGREEMENT

The undersigned hereby irrevocably elects to purchase shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Peak Resorts, Inc., a Missouri corporation, pursuant to Warrant No.________, originally issued on ___________, 2018 (the “Warrant”).  The undersigned elects to utilize the following manner of exercise:

Shares:		Full Exercise of Warrant
Partial Exercise of Warrant (in the amount of ______ Shares)
Exercise Price:	$	Payable in accordance with Section 3(a)(ii) of the Warrant

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

Date:
Full Name of Holder*:
Signature of Holder or Authorized Representative:
Name and Title of Authorized Representative†:
Additional Signature of Holder (if jointly held):
Social Security or Tax Identification Number:
Address of Holder:

* Must conform in all respects to name of holder as specified on the face of the Warrant.

A-1

Exhibit 4.1

EXHIBIT B

ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______ the right represented by the attached Warrant to purchase ___________ shares of Common Stock of Peak Resorts, Inc., a Missouri corporation (the “Company”), to which the Warrant relates and appoints ______________ as attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Date:
Full Name of Holder*:
Signature of Holder or Authorized Representative:
Name and Title of Authorized Representative†:
Additional Signature of Holder (if jointly held):
Social Security or Tax Identification Number:
Address of Holder:
Full Name of Transferee:
Address of Transferee:
In the presence of:

* Must conform in all respects to name of holder as specified on the face of the Warrant.

† If applicable.

B-1